Exhibit 99.1

IA GLOBAL ANNOUNCES APPOINTMENT OF CLIFFORD BERNSTEIN TO BOARD OF DIRECTORS

SAN FRANCISCO, CA March 29, 2007/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) (the “Company”) announced that Clifford Bernstein was appointed to the Company’s Board of Directors (the “Board”) on March 29, 2007. Mr. Bernstein will serve on the Board until our Annual Meeting of Shareholders in 2007, at which time the Company anticipates that Mr. Bernstein will be nominated to serve for an additional term.

Mr. Bernstein has spent the last decade in a variety of legal and banking positions, concentrating on mergers and acquisitions with a focus on technology companies. Mr. Bernstein has held positions as an attorney with Shearman & Sterling and an investment banker with Citigroup as well as advisory roles with ValueClick Japan, Booz Allen & Hamilton and DKR Oasis. He was awarded a J.D. from Columbia Law School, where he was a Kaoru Kashiwagi Scholar in Japanese Law and a Harlan Fiske Stone Scholar, and an LL.M. from Kyushu University, where he was a Monbusho Scholar. Prior to Columbia, Mr. Bernstein worked at Marubeni Corporation and received a B.A. in Government from Dartmouth College. Mr. Bernstein is currently the President of the Dartmouth Club of Japan and an avid enthusiast for outdoor activities of any type.

The Company’s CEO Derek Schneideman said, “We are pleased to have Clifford Bernstein join the Board of Directors. He brings extensive experience in the markets we operate in or desire to operate in. We look forward to utilizing his legal skills and his experience in merger and acquisition matters as we grow our Pacific Rim business.”

About IA Global, Inc.

IA Global, Inc. (“IA Global”) operates as a holding company, executing to a narrow focused Mergers and Acquisitions strategy in the Pacific Rim region. Over time, IA Global expects to establish a broadly based network of subsidiary and majority-owned synergistic and complementary investments in the Japan, Australia, Singapore, the Philippines, India, and China markets. IA Global expects to enhance performance across all business metrics and deliver accelerating shareholder value.

IA Global owns 100% of Global Hotline. Operating exclusively in Japan, Global Hotline Inc.’s multiple call centers undertake telemarketing of telecommunications products and services, and a range of insurance products and services for several major corporations. IA Global owns 36% of Australian Secured Financial Limited which raises funds through the issuance of debentures in Australia and provides short term, secured, real property loans to businesses or investors in Australia.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations, projections of revenues and profitability for the significant contracts and the inability to negotiate a favorable settlement on the penalties. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.